Thomas Weisel Consumer Conference September 26, 2007

Safe Harbor We make forward-looking statements in this presentation which represent our expectations or beliefs about future events and financial performance. Forward-looking statements are identifiable by words such as "believe," "anticipate," "expect," "intend," "plan," "will," "may" and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties, including those described in the Company's filings with the Securities and Exchange Commission. In addition, actual results could differ materially from those suggested by the forward-looking statements, and therefore you should not place undue reliance on the forward-looking statements.

Michael Coles Chairman and Chief Executive Officer

Caribou Coffee - Growth Opportunity Gourmet coffee among the fastest growing segments in the restaurant industry Second largest company-owned gourmet coffeehouse operator Significant growth opportunities Coffeehouse openings Non-coffeehouse sales Store level comparable sales and margin opportunities Experienced management team successfully implementing key strategic initiatives

$8.4bn $9.0bn $9.6bn $8.0bn $8.4bn $8.8bn $9.2bn $9.6bn $10.0bn $10.2bn $10.6bn $11.0bn $11.4bn $11.8bn 2002 2003 2004 $11.1bn 2005 Coffee Industry - Large and Growing Market $22 billion market in the U.S. Specialty Coffee Consumption Grew Over 48% in the U.S. from 2001 - 2006 Coffeehouses Account for 69% of Specialty Coffee Sales Source: Specialty Coffee Association of America, National Coffee Association, International Coffee Association. Specialty Coffee Experiencing Double-Digit Growth 2006 $12.3bn $12.0bn

*Source: Specialty Coffee Association of America ** Includes US franchised coffeehouses only 1992 1994 1996 1998 2000 2002 2003 2004 2005 2006 East 2085 3600 6700 10000 12600 15400 17400 18600 21400 23900 Total Coffeehouses* 1992 1994 1996 1998 2000 2002 2003 2004 2005 2006 East 1 20 68 123 152 203 251 304 390 447 CBOU Coffeehouses** Coffeehouses among fastest growing segments in the restaurant industry

Growth Strategy Focus on Growth at Existing Coffeehouses Drive comps via: Product Marketing Initiatives Continued Focus on Operational Excellence Raised Prices on Beverages by ^ 2% (9/24/07) Enhanced Growth Opportunities versus One Year Ago Franchise U.S. and International Commercial Brand Licensing Balanced and Diversified Growth Strategy Improve Financial Performance Optimize ROIC Minimize Capital Requirements Grow Revenue, EBITDA and Achieve Positive Net Income

The Caribou Customer-Centric Equation

Non-Coffeehouse Opportunity: Commercial Business Grocery Stores & Mass Merchandisers Office Coffee & Food Service Providers Sports, Entertainment & Health/Fitness

Strategic Partners - Product Licensing Launched March 2006 Launched July 2006

Strategic Partners - Product Licensing Nationwide Launch Spring 2007 Launched Summer 2007

Counts as of July 2007 Caribou Coffeehouse Locations

Counts as of July 2007 Grocery & Office Coffee Locations Co-Branded Products and Online Sales

Q & A

Caribou Coffee "An Experience that Makes the Day Better"